  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1995
                                                    REGISTRATION NO. 33-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         __________________________

                                  FORM S-3
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                         __________________________

                            THE ACTAVA GROUP INC.
            (Exact name of Registrant as specified in its charter)

    DELAWARE                                                      58-097145
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           945 EAST PACES FERRY ROAD,
                                   SUITE 2210
                             ATLANTA, GEORGIA 30326
                                 (404) 261-6190
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                  W. TOD CHMAR
                             SENIOR VICE PRESIDENT
                             THE ACTAVA GROUP INC.
                           945 EAST PACES FERRY ROAD,
                                   SUITE 2210
                             ATLANTA, GEORGIA 30326
                                 (404) 261-6190
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                               _______________

                          Copies of Communications to:


  WALTER M. GRANT, ESQ.                         LEONARD A. SILVERSTEIN, ESQ.
  SENIOR VICE PRESIDENT                          LONG, ALDRIDGE & NORMAN
  AND GENERAL COUNSEL                         ONE PEACHTREE CENTER, SUITE 5300
  THE ACTAVA GROUP INC.                            303 PEACHTREE STREET
945 EAST PACES FERRY ROAD                      ATLANTA, GEORGIA  30308-3201
      SUITE 2210                                      (404) 527-4000
  ATLANTA, GEORGIA 30326
     (404) 261-6190

                         __________________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                         __________________________

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
 Title of shares                           Amount           Proposed maximum       Proposed maximum         Amount of
     to be                                  to be          offering price per      aggregate offering      registration
   registered                             registered            share(1)                price(1)              fee(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per share   3,000,000             $16.6875              $50,062,500           $17,262.93
========================================================================================================================


(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock as reported in the consolidated reporting system on October 10, 1995.

                          __________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                                3,000,000 SHARES

                             THE ACTAVA GROUP INC.


                                  COMMON STOCK


         The 3,000,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of The Actava Group Inc. (the "Company") offered hereby are being offered for the account of Triton Group Ltd. ("Triton" or the "Selling Stockholder"). The Selling Stockholder will use a portion of the net proceeds of this offering to repay a loan made by the Company to the Selling Stockholder. See "Selling Stockholder."

         The Selling Stockholder may sell the Shares offered hereby from time to time, with such sales to be primarily through block transactions but also may be through market transactions effected through registered broker dealers on the New York and The Pacific Stock Exchanges or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed at market prices prevailing at the time of the sale. Such brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to brokers or dealers in connection therewith. The Selling Stockholder will bear all expenses in connection with the registration and sale of the Shares being offered hereby, including commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder and up to $25,000 of the fees of counsel to the Company. See "Plan of Distribution." To the extent that any of the Shares offered hereby remain unsold upon the termination of this offering, it is anticipated that the Selling Stockholder will distribute such unsold shares to its stockholders on a pro rata basis.

         The Common Stock of the Company is listed on the New York and The Pacific Stock Exchanges under the trading symbol "ACT." On October 11, 1995, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $17 per share.

                              _________________


               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAP-
                 PROVED BY THE SECURITIES AND EXCHANGE COMMIS-
                  SION OR ANY STATE SECURITIES COMMISSION NOR
                    HAS THE COMMISSION OR ANY STATE SECURI-
                      TIES COMMISSION PASSED UPON THE AC-
                        CURACY OR ADEQUACY OF THIS PRO-
                          SPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                              _________________

               The date of this Prospectus is October ___, 1995.

         No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                             AVAILABLE INFORMATION


         Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto (the "Form S-3 Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents heretofore filed by the Company with the Commission pursuant to the 1934 Act hereby are incorporated by reference into this Prospectus as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, Form 10-K/A Amendment No. 1 filed on April 28, 1995 and Form 10-K/A Amendment No. 2 filed July 13, 1995 amending the Company's Form 10-K for the year ended December 31, 1994;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

         (4) The Company's Current Report on Form 8-K dated April 12, 1995 and Form 8-K/A Amendment No. 1 dated April 28, 1995 amending the Company's Current Report on Form 8-K dated April 12, 1995;

         (5) The Company's Current Report on Form 8-K dated September 27, 1995; and

         (6) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No.1-5706) as filed with the Commission on September 26, 1969, as amended.

         Also incorporated by reference into this Prospectus is the following document filed by the Company with the Commission:

         Registration Statement on Form S-4 (Registration No. 33-63003) declared effective by the Commission on September 28, 1995, which includes the Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") with respect to a special meeting of Stockholders of the Company to be held on November 1, 1995 (the "Company's Special Meeting"), and all subsequent amendments thereof, but excluding the material set forth under the following captions:

         "Summary Information -- Opinion of Actava's Financial Advisor," "-- Opinion of Orion's Financial Advisor," "Opinion of MITI's Financial Adviser," and "-- Opinion of Sterling's Financial Advisor."

         "Proposal No. 1 -- The Proposed Mergers -- Opinions of Financial Advisors"

         "Appendix B -- Fairness Opinion of CS First Boston Corporation"

         "Appendix C -- Fairness Opinion of Alex. Brown & Sons Incorporated"

         "Appendix D -- Fairness Opinion of Gerard Klauer Mattison & Co.,
L.L.C."


         "Appendix E -- Fairness Opinion of Houlihan, Lokey, Howard & Zukin,
Inc."

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

         The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). The Company also will provide without charge upon request a copy of the Company's latest Annual Report. Written or telephonic requests should be directed to Walter M. Grant, Esq., Senior Vice President and General Counsel, The Actava Group Inc., 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia 30326; (404) 261-6190.

                                  THE COMPANY

GENERAL

         The Company was organized in 1929 under Pennsylvania law and was reincorporated in 1968 under Delaware law. On July 19, 1993, the Company changed its name from Fuqua Industries, Inc. to The Actava Group Inc. The Company's principal executive offices are located at 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia 30326, and its telephone number is (404) 261-6190.

         Since the late 1960's, the Company has owned, operated and sold dozens of companies in many diverse industries, including photofinishing, recreation, sporting goods, yacht and sailboat manufacturing, outdoor power equipment, manufactured housing, petroleum distribution, movie theaters, retailing, broadcasting, trucking, food and beverages, grain storage bins, taxicabs, seating and banking. At the beginning of 1994, the Company owned and operated businesses in three industries: photofinishing, lawn and garden equipment, and sporting goods. The Company sold its photofinishing subsidiary and its four sporting goods subsidiaries during 1994. As a result of these transactions, the Company presently operates only one business, Snapper Power Equipment Company ("Snapper"), which is a division of the Company and is engaged in the manufacture and sale of lawn and garden equipment. In addition to operating Snapper, the Company owns at the date of this Prospectus 19,169,000 shares or approximately 39% of the outstanding common stock of Roadmaster Industries, Inc. ("Roadmaster"). These shares were issued to the Company in connection with the sale of the Company's four sporting goods subsidiaries to Roadmaster. The Company is presently evaluating new opportunities and strategies for enhancing stockholder value, including the proposed business combination with three other companies as discussed below.

RECENT DEVELOPMENTS

         On September 27, 1995, the Company, Orion Pictures Corporation ("Orion"), MCEG Sterling Incorporated ("Sterling"), and Metromedia International Telecommunications, Inc. ("MITI") entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), which amends and restates in its entirety an Agreement and Plan of Merger dated as of April 12, 1995 among the Company, Orion, Sterling and MITI (the "Initial Merger Agreement"). Pursuant to the Merger Agreement, at the Effective Time (as defined below), (i) Orion will merge with and into OPC Merger Corp. ("OPC Mergerco"), a newly formed, wholly-owned subsidiary of the Company (the "Orion Merger"), with OPC Mergerco being the surviving corporation of the Orion Merger, (ii) MITI will merge with and into MITI Merger Corp. ("MITI Mergerco"), a newly formed, wholly-owned subsidiary of the Company (the "MITI Merger"), with MITI Mergerco being the surviving corporation of the MITI Merger, and (iii) Sterling will merge with and into the Company (the "Sterling Merger" and together with the Orion Merger and the MITI Merger, the "Mergers") with the Company being the surviving corporation of the Sterling Merger. OPC Mergerco, as the surviving corporation of the Orion Merger (referred to herein as "New Orion"), will be renamed "Orion Pictures Corporation" and will continue the business and operations of Orion and Sterling (see below). MITI Mergerco, as the surviving corporation of the MITI Merger, will be renamed "Metromedia International Telecommunications, Inc." and will continue the business and operations of MITI. The Company, as the surviving corporation of the Sterling Merger, will be renamed "Metromedia International Group, Inc." and will then transfer the operating assets of Sterling to New Orion. The terms of the Initial Merger Agreement were approved by the Board of Directors of the Company by a vote of five to four at a meeting held on April 12, 1995 and, following the resignations of two members of the Board of Directors, the Board of Directors unanimously approved the Merger Agreement on September 15, 1995.

         The consummation of the Mergers is subject to, among other things, the approval of the stockholders of each of the Company, Orion, MITI and Sterling. As of October 11, 1995, there were 17,476,401 shares of Common Stock outstanding.

         The Mergers are described more fully in the Company's Current Report on Form 8-K dated April 12, 1995, as amended, the Company's Current Report on Form 8-K dated September 27, 1995, and the Joint Proxy Statement/Prospectus, included in the Company's Registration Statement on Form S-4 (Registration No. 33-63003) (the "Form S-4 Registration Statement") as declared effective by the Commission on September 28, 1995, and any subsequent amendment thereto, regarding the Company's Special Meeting to be held with respect to the Mergers. All or a portion of such documents are incorporated by reference into this Prospectus, and copies are available upon request to the Company. See "Incorporation of Certain Documents By Reference."


                              SELLING STOCKHOLDER

         The Selling Stockholder is Triton Group Ltd., a Delaware corporation. All of the 3,000,000 Shares offered hereby (17.2% of the presently outstanding shares of Common Stock as of October 11, 1995) are being offered for the account of Triton, the Selling Stockholder. Triton acquired the Shares pursuant to a series of open market purchases and purchases directly from former
affiliates of the Company.    As of October 11, 1995, the Selling Stockholder
beneficially owned 4,413,598 shares of Common Stock.

         On October 12, 1995, Triton entered into a letter agreement (the "Triton Letter Agreement") with the Company pursuant to which the Company agreed to file the Form S-3 Registration Statement of which this Prospectus forms a part with the Commission within ten days following the date of the Triton Letter Agreement. Pursuant to the Triton Letter Agreement, the Company agreed to use all reasonable efforts to cause the Form S-3 Registration Statement to remain effective until 90 days after the consummation of the Mergers. Triton agreed that, upon the filing of the Form S-3 Registration Statement, Triton will deliver to the Company executed proxies covering all of Triton's shares of Common Stock, which will enable the Company's proxyholders to vote all of such shares in favor of the Mergers, and that Triton will not revoke, amend or rescind such proxies unless proxies are required to be resolicited from all stockholders of the Company as a result of a material change in the information regarding the Mergers contained in the Company's Form S-4 Registration Statement. Triton also agreed to pay certain reasonable out-of-pocket expenses incurred by the Company in effecting the registration. See "Plan of Distribution." Both parties will cooperate with each other to ensure the concurrent application of the net proceeds of this offering first to repay in full all obligations of Triton under the Loan Agreement between Triton and the Company described below.

         In connection with the offering of the Shares hereunder, the Company has agreed to indemnify and hold harmless the Selling Stockholder and each other person who participates in the offering or sale of such Shares and their respective directors, officers, partners, agents and affiliates against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, and expenses (collectively, a "Loss" or "Losses") to which such party may become subject, insofar as such Losses relate to any untrue statement or omission, or alleged untrue statement or omission, made in the Form S-3 Registration Statement to which this Prospectus forms a part, other than the information provided by Triton for inclusion herein and therein; and the Selling Stockholder has agreed to indemnify and hold harmless the Company and each person who participates in the offering or sale of such shares and their respective directors, officers, partners, agents and affiliates against any Losses to which such party becomes subject, insofar as such Losses relate to any untrue statement or omission, or alleged untrue statement or omission, made in such registration statement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use herein and therein.

         Triton and the Company are parties to a Stockholder Agreement (the "Stockholder Agreement") which, among other things, contains provisions regarding the Composition of the Board of Directors of the Company.
Under the Triton Letter Agreement, Triton agreed, subject to the consummation of the Mergers, to waive the provisions of the Stockholder Agreement requiring that the Board of Directors of the Company consist of nine members and providing that Triton would be entitled to designate one member of the Board of Directors of the Company. Triton also has agreed to pay the reasonable costs and expenses associated with the preparation and mailing of a supplement to the Joint Proxy Statement/Prospectus, up to a maximum of $35,000. As disclosed in the Joint Proxy Statement/Prospectus, as of the record date for the Company's Special Meeting, directors, executive officers and affiliates of the Company owned beneficially an aggregate of 5,199,991 shares of Common Stock (excluding shares which may be received upon the exercise of options to acquire shares of Common Stock), or approximately 29.8% of the outstanding shares of Common Stock. Included among the 5,199,991 shares of Common Stock owned beneficially by the Company's directors, executive officers and affiliates is an aggregate of 4,413,598 shares of Common Stock, or approximately 25.3% of the outstanding shares of Common Stock, owned by Triton. As a result of the developments described above, it is anticipated that all such shares of Common Stock held by the Company's directors, officers and affiliates will be voted in favor of the Merger Agreement.

         Triton and the Company are parties to a Loan Agreement (the "Loan Agreement") under which the Company has loaned up to $32 million to Triton secured by a pledge of shares of the Common Stock owned by Triton. As of October 10, 1995, the outstanding principal balance under the Loan Agreement was $17,976,000. As of October 10, 1995, the Company held 1,900,776 shares of the Common Stock owned by Triton as security for the Triton loan. Triton has agreed to repay all amounts outstanding under the Loan Agreement with the net proceeds from the sale of the Shares, with payments to be applied initially toward accrued and unpaid interest and then toward the outstanding principal balance of the loan. Accordingly, the Company will receive up to approximately $17,976,000 (not including accrued and unpaid interest which was $56,175 as of October 10, 1995) of the net proceeds from the sale of the Shares, which amount will be used for general working capital purposes. The Stockholder Agreement and the Loan Agreement are described more fully in the Company's Form 10-K/A Amendment No. 1 filed on April 28, 1995 with the Commission. See "Incorporation of Certain Documents by Reference." If all of the Shares offered by the Selling Stockholder hereby are sold, the Selling Stockholder will beneficially own 1,413,598 shares of Common Stock, or 8.1% of the outstanding shares as of October 11, 1995.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholder, with such sales to consist primarily of block sales to institutions but also may include market transactions effected through registered broker dealers on the New York or The Pacific Stock Exchanges or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, at market prices then prevailing. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent that any of the Shares offered hereby remain unsold upon the termination of this offering, it is anticipated that the Selling Stockholder will distribute such unsold shares to its stockholders on a pro rata basis.

         The Selling Stockholder will bear all expenses in connection with the registration and sale of the Shares, including commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders and up to $25,000 of the fees of counsel to the Company.

         The Selling Stockholder and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the 1933 Act.


                                 LEGAL MATTERS

         The legality of the Shares offered hereby has been passed upon for the Company by Long, Aldridge & Norman, Atlanta, Georgia, counsel to the Company and the beneficial owner of 52,708 shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements and related schedule of Orion as of February 28, 1995 and 1994 and for each of the years in the three-year period ended February 28, 1995, have been incorporated by reference herein and in the Form S-3 Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP on the February 28, 1995, 1994 and 1993 consolidated financial statements of Orion contains an explanatory paragraph that states that Orion is a defendant in certain litigation which alleges various breaches of agreements by Orion, and seeks certain damages. It is not possible to assess the ultimate damages, if any, at this time.

         The report of KPMG Peat Marwick LLP on the February 28, 1995 consolidated financial statements of Orion contains an explanatory paragraph that states that based upon Orion's inability to meet required debt payments that are due within the next year under the terms of its Indentures (as defined in Note 6 of the Notes to Consolidated Financial Statements) there exists substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

         The report of KPMG Peat Marwick LLP on the February 28, 1994 consolidated financial statements of Orion includes an explanatory paragraph on the Company's change in method of accounting for income taxes.

         The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of MITI as of December 31, 1994 and 1993 and for each of the years in the two-year period ended December 31, 1994, have been incorporated by reference herein and in the Form S-3 Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP on the December 31, 1994 and 1993, consolidated financial statements of MITI contains an explanatory paragraph that states that MITI's significant recurring losses and negative operating and investing cash flows raise substantial doubt about MITI's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

         The independent auditor's report for the years ended December 31, 1994 and 1993, refers to a change in policy of accounting for investments in Joint Ventures in 1994.

         The combined financial statements of International Telcell, Inc. (ITI) and International Telcell Group Limited Partnership (ITGLP) (predecessor entities of MITI) as of December 31, 1992 and for the year then ended have been incorporated by reference herein and in the Form S-3 Registration Statement in reliance upon the report of Arthur

Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of Arthur Andersen LLP covering the December 31, 1992 combined financial statements of ITI and ITGLP contains an explanatory paragraph that states that MITI's significant recurring losses and negative operating and investing cash flows raise substantial doubt about MITI's ability to continue as a going concern. The combined financial statements do not include any adjustments that might result from the outcome of that uncertainty.

         The financial statements of Kosmos TV as of December 31, 1993 and September 30, 1994, and for the year ended December 31, 1994 and for the nine months ended September 30, 1994 have been incorporated by reference herein and in the Form S-3 Registration Statement in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG on the December 31, 1993 and September 30, 1994 financial statements of Kosmos TV contains an explanatory paragraph that states that Kosmos TV's recurring losses from operations and net capital deficiency raise substantial doubt about Kosmos TV's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

         The audited consolidated financial statements and related schedules of Sterling as of March 31, 1995 and 1994 and for each of the fiscal years ended March 31, 1995, 1994 and 1993, incorporated by reference herein and in the Form S-3 Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 Securities and Exchange Commission Registration Fee . . . . . . . . . . . .    $17,263
                 NYSE Additional Listing Fee . . . . . . . . . . . . . . . . . . . . . . . .        -0-
                 Accountants' Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . .     20,000
                 Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .     25,000
                 Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . .      6,000
                 Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . .      2,500
                 Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .     10,000

                          Total Expenses                                                        $80,763

         The foregoing amounts, except for the Securities and Exchange Commission Registration Fee, are estimated. The Selling Stockholder has agreed to pay all of the above expenses, plus all broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the Shares.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware Corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with Delaware Law, the Restated Certificate of Incorporation of the Registrant (listed as Exhibit 4(a) to this Registration Statement) contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article XII of the Amended and Restated By-laws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by Delaware Law.

ITEM 16.  EXHIBITS

                                                           Document with which                 Designation of
                                                           Exhibit was previously              such Exhibit in
Exhibit No.     Description                                filed with Commission               that Document
-----------     -----------                                ----------------------              ---------------
2(a)(i)         Agreement and Plan of Merger dated         Current Report on Form 8-K          99(a)
                as of April 12, 1995 by and among          for event occurring on
                The Actava Group Inc., Orion Pictures      April 12, 1995
                Corporation, MCEG Sterling Incorporated
                and Metromedia International Telecom-
                munications, Inc.

2(a)(ii)        Amended and Restated Agreement             Current Report on Form 8-K          99(a)
                and Plan of Merger dated as of             for event occurring on September
                September 27, 1995 by and among            27, 1995
                The Actava Group Inc., Orion Pictures
                Corporation, MCEG Sterling Incorpor-
                ated and Metromedia International
                Telecommunications, Inc.

2(b)(i)         Credit Agreement dated as of October       Current Report on Form 8-K          10(a)
                11, 1994 by and between The Actava         for event occurring on October
                Group Inc. and Metromedia Company.         11, 1994
                The following exhibits are omitted:
                Exhibit A - Form of Note; Exhibit B -
                Form of Pledge Agreement; Exhibit C -
                Form of Guaranty; and Exhibit D -
                Form of Opinion by Paul, Weiss,
                Rifkind, Wharton & Garrison.
                Registrant agrees to furnish copies
                of such exhibits upon request.

2(b)(ii)        Amendment No. 1 dated as of April          Amendment No. 1 to Current          99(c)
                12, 1995 to the Credit Agreement           Report on Form 8-K/A for event
                dated as of October 11, 1994 between       occurring on April 12, 1995,
                The Actava Group Inc. and Metro-           filed on April 28, 1995
                media Company

2(b)(iii)       Amendment No. 2 dated as of
                October 10, 1994, to the Credit
                Agreement dated as of October 11,
                1994 by and between The Actava Group
                Inc. and Metromedia Company

4(a)            Restated Certificate of Incorpora-         Annual Report on Form 10-K          3(a)(i)
                tion of The Actava Group Inc.              for the year ended December 31,
                                                           1993

4(b)(i)         Finance and Security Agreement dated       Annual Report on Form 10-K for      4(g)(i)
                as of October 30, 1992 with respect        the year ended December 31, 1994
                to a revolving credit facility of up
                to $100 million, between The Actava
                Group Inc. and ITT Commercial Finance
                Corp.

4(b)(ii)        Amendment dated as of September 27,        Annual Report on Form 10-K for      4(g)(ii)
                1993 to Finance and Security Agree-        the year ended December 31, 1994
                ment dated as of October 30, 1992
                with respect to a revolving credit



                facility of up to $100 million
                between The Actava Group Inc. and
                ITT Commercial Finance Corp.

4(b)(iii)       Amendment dated as of March 29,            Annual Report on Form 10-K for      4(g)(iii)
                1994 to Finance and Security Agree-        the year ended December 31, 1994
                ment dated as of October 30, 1992
                with respect to a revolving credit
                facility of up to $100 million
                between The Actava Group Inc. and
                ITT Commercial Finance Corp.

4(b)(iv)        Amendment dated as of April 15, 1994       Annual Report on Form 10-K for      4(g)(iv)
                to Finance and Security Agreement          the year ended December 31, 1994
                dated as of October 30, 1992 with
                respect to a revolving credit facility
                of up to $10 million between The
                Actava Group Inc. and ITT Commercial
                Finance Corp.

4(b)(v)         Amendment dated as of September 23,        Annual Report on Form 10-K for      4(g)(v)
                1994 to Finance and Security Agree-        the year ended December 31, 1994
                ment dated as of October 30, 1992
                with respect to a revolving credit
                facility of up to $100 million
                between The Actava Group Inc. and
                ITT Commercial Finance Corp.

4(b)(vi)        Amendment dated as of March 3, 1995,       Quarterly Report on Form 10-Q for   4
                to Finance and Security Agreement,         the quarter ended June 30, 1995
                dated as of October 30, 1992 with
                respect to a revolving credit facility
                of up to $100 million between Actava
                and ITT Commercial Finance Corp.

4(c)            Agreement between NationsBank and          Quarterly Report on Form 10-Q for   4.1
                The Actava Group Inc. dated as of          the quarter ended September 30,
                September 26, 1994 with respect            1994
                to a $200 million line of credit
                for the financing of future acqui-
                sitions by The Actava Group Inc.

4(d)(i)         Letter Agreement dated October 12,
                1995 between Triton Group Ltd.
                and The Actava Group Inc.

5               Opinion of Long, Aldridge & Norman

10(a)           Amended and Restated Loan Agreement        Quarterly Report on Form 10-Q for   19
                between Actava and Triton Group Ltd.       the three months ended June 30,
                dated June 25, 1993                        1993

10(b)           First Amendment, dated August 19,          Quarterly Report on Form 10-Q for   19
                1993 to Amended and Restated Loan          the three months ended September
                Agreement between Actava and Triton        30, 1993
                Group Ltd. dated June 25, 1993

10(c)           Second Amendment, dated December 7,        Annual Report on Form 10-K for      10(r)
                1993 to Amended and Restated Loan          the year ended December 31,
                Agreement between Actava and Triton        1993
                Group Ltd. dated June 25, 1993

23(a)           Consent of Ernst & Young LLP
                regarding the Actava Group Inc.

23(b)           Consent of KPMG Peat Marwick LLP
                regarding Orion Pictures Corporation

23(c)           Consent of KPMG Peat Marwick LLP
                regarding Metromedia International
                Telecommunications, Inc.

23(d)           Consent of KPMG Peat Marwick LLP
                regarding Kosmos TV

23(e)           Consent of Arthur Andersen LLP
                regarding Metromedia International





                Telecommunications, Inc.'s predecessor
                entities

23(f)           Consent of Arthur Andersen LLP regarding
                MCEG Sterling Incorporated

23(g)           Consent of Long, Aldridge & Norman
                (included in Exhibit 5)

24 Powers of Attorney. See signature page to this Registration Statement.



ITEM 17.  UNDERTAKINGS

             A.    RULE 415 OFFERING.

       The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                   (ii) to reflect in the prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) to include any material information with respect to
             the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B.    SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.    INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, as of October 13, 1995.

                                  THE ACTAVA GROUP INC.


                                  By:  /s/ John D. Phillips
                                     ------------------------------
                                           John D. Phillips
                                      President and Chief Executive
                                               Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints W. TOD CHMAR, FREDERICK B. BEILSTEIN, III and WALTER M. GRANT, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 13, 1995.

Signatures                                         Title
----------                                         -----
/s/ John D. Phillips                       President and Chief Executive
--------------------------                 Officer and Director (Principal
John D. Phillips                           Executive Officer)


/s/ Frederick B. Beilstein, III            Senior Vice President-Chief
--------------------------                 Financial Officer (Principal Financial
Frederick B. Beilstein, III                and Accounting Officer)


                                           Director
--------------------------
John E. Aderhold


/s/ Michael E. Cahr                        Director
--------------------------
Michael E. Cahr


/s/ John P. Imlay, Jr.                     Director
--------------------------
John P. Imlay, Jr.


/s/ Clark A. Johnson                       Director
--------------------------
Clark A. Johnson


/s/ Richard Nevins                         Director
--------------------------
Richard Nevins


/s/ Carl E. Sanders                        Director
--------------------------
Carl E. Sanders


                              INDEX OF EXHIBITS


                                                           Document with which                 Designation of
                                                           Exhibit was previously              such Exhibit in
Exhibit No.     Description                                filed with Commission               that Document
-----------     -----------                                ----------------------              -----------------
2(a)(i)         Agreement and Plan of Merger dated         Current Report on Form 8-K          99(a)
                as of April 12, 1995 by and among          for event occurring on
                The Actava Group Inc., Orion Pictures      April 12, 1995
                Corporation, MCEG Sterling Incorporated
                and Metromedia International Telecom-
                munications, Inc.

2(a)(ii)        Amended and Restated Agreement             Current Report on Form 8-K          99(a)
                and Plan of Merger dated as of             for event occurring on September
                September 27, 1995 by and among            27, 1995
                The Actava Group Inc., Orion Pictures
                Corporation, MCEG Sterling Incorpor-
                ated and Metromedia International
                Telecommunications, Inc.

2(b)(i)         Credit Agreement dated as of October       Current Report on Form 8-K          10(a)
                11, 1994 by and between The Actava         for event occurring on
                Group Inc. and Metromedia Company.         October 11, 1994
                The following exhibits are omitted:
                Exhibit A - Form of Note; Exhibit B -
                Form of Pledge Agreement; Exhibit C -
                Form of Guaranty; and Exhibit D -
                Form of Opinion by Paul, Weiss,
                Rifkind, Wharton & Garrison.
                Registrant agrees to furnish copies
                of such exhibits upon request.

2(b)(ii)        Amendment No. 1 dated as of April          Amendment No. 1 to Current          99(c)
                12, 1995 to the Credit Agreement           Report on Form 8-K/A for event
                dated as of October 11, 1994 between       occurring on April 12, 1995,
                The Actava Group Inc. and Metro-           filed on April 28, 1995
                media Company

2(b)(iii)       Amendment No. 2 dated as of
                October 10, 1994 to the Credit
                Agreement dated as of October 11,
                1994 by and between The Actava
                Group Inc. and Metromedia Company

4(a)            Restated Certificate of Incorpora-         Annual Report on Form 10-K          3(a)(i)
                tion of The Actava Group Inc.              for the year ended December 31,
                                                           1993

4(b)(i)         Finance and Security Agreement dated       Annual Report on Form 10-K for      4(g)(i)
                as of October 30, 1992 with respect        the year ended December 31, 1994
                to a revolving credit facility of up
                to $100 million, between The Actava
                Group Inc. and ITT Commercial Finance
                Corp.





4(b)(ii)        Amendment dated as of September 27,        Annual Report on Form 10-K for      4(g)(ii)
                1993 to Finance and Security Agree-        the year ended December 31, 1994
                ment dated as of October 30, 1992
                with respect to a revolving credit
                facility of up to $100 million
                between The Actava Group Inc. and
                ITT Commercial Finance Corp.

4(b)(iii)       Amendment dated as of March 29,            Annual Report on Form 10-K for      4(g)(iii)
                1994 to Finance and Security Agree-        the year ended December 31, 1994
                ment dated as of October 30, 1992
                with respect to a revolving credit
                facility of up to $100 million
                between The Actava Group Inc. and
                ITT Commercial Finance Corp.

4(b)(iv)        Amendment dated as of April 15, 1994       Annual Report on Form 10-K for      4(g)(iv)
                to Finance and Security Agreement          the year ended December 31, 1994
                dated as of October 30, 1992 with
                respect to a revolving credit facility
                of up to $10 million between The
                Actava Group Inc. and ITT Commercial
                Finance Corp.

4(b)(v)         Amendment dated as of September 23,        Annual Report on Form 10-K for      4(g)(v)
                1994 to Finance and Security Agree-        the year ended December 31, 1994
                ment dated as of October 30, 1992
                with respect to a revolving credit
                facility of up to $100 million
                between The Actava Group Inc. and
                ITT Commercial Finance Corp.

4(b)(vi)        Amendment dated as of March 3, 1995,       Quarterly Report on Form 10-Q for   4
                to Finance and Security Agreement,         the quarter ended June 30, 1995
                dated as of October 30, 1992, with
                respect to a revolving credit facility
                of up to $100 million, between Actava
                and ITT Commercial Finance Corp.

4(c)            Agreement between NationsBank and          Quarterly Report on Form 10-Q for   4.1
                The Actava Group Inc. dated as of          the quarter ended September 30,
                September 26, 1994 with respect            1994
                to a $200 million line of credit
                for the financing of future acqui-
                sitions by The Actava Group Inc.

4(d)(i)         Letter Agreement dated October 12,
                1995 between Triton Group Ltd.
                and The Actava Group Inc.

5               Opinion of Long, Aldridge & Norman

10(a)           Amended and Restated Loan Agreement        Quarterly Report on Form 10-Q for   19
                between Actava and Triton Group Ltd.       the three months ended June 30,
                dated June 25, 1993                        1993

10(b)           First Amendment, dated August 19,          Quarterly Report on Form 10-Q for   19
                1993 to Amended and Restated Loan          the three months ended September
                Agreement between Actava and Triton        30, 1993
                Group Ltd. dated June 25, 1993

10(c)           Second Amendment, dated December 7,        Annual Report on Form 10-K for      10(r)
                1993 to Amended and Restated Loan          the year ended December 31,
                Agreement between Actava and Triton        1993
                Group Ltd. dated June 25, 1993

23(a)           Consent of Ernst & Young LLP regarding
                The Actava Group Inc.

23(b)           Consent of KPMG Peat Marwick LLP
                regarding Orion Pictures Corporation

23(c)           Consent of KPMG Peat Marwick LLP
                regarding Metromedia International


                Telecommunications, Inc.

23(d)           Consent of KPMG Peat Marwick LLP
                regarding Kosmos TV

23(e)           Consent of Arthur Andersen LLP
                regarding Metromedia International
                Telecommunications, Inc.'s predecessor
                entities

23(f)           Consent of Arthur Andersen LLP regarding
                MCEG Sterling Incorporated

23(g)           Consent of Long, Aldridge & Norman
                (included in Exhibit 5)

24 Powers of Attorney. See signature page to this Registration Statement.

